EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL DATA OF PARTHUSCEVA

The following unaudited pro forma condensed combined consolidated financial statements have been prepared to give effect to the acquisition by ParthusCeva, Inc. (formerly called Ceva, Inc.) of Parthus Technologies plc under the purchase method of accounting, and reflect the pro forma adjustments described in the accompanying notes.

The following unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2002 gives effect to the acquisition of Parthus as if it had occurred on that date, and reflects the allocation of the purchase price to the Parthus assets acquired and liabilities assumed based on ParthusCeva’s preliminary estimates of their fair values at the date of acquisition. The allocation of the purchase price is subject to revision when additional information concerning asset and liability valuations is obtained. In the opinion of ParthusCeva’s management, the asset and liability valuations will not be materially different from estimates used in the pro forma financial data presented. The excess of the consideration given by ParthusCeva in the transaction over the fair value of Parthus’ identifiable assets and liabilities has been recorded as goodwill. Goodwill will be tested for impairment on an annual basis. Patents will be amortized over their useful lives, unless the useful life is deemed to be indefinite. An intangible asset with an indefinite useful life will not be amortized until its useful life is determined to be no longer indefinite. Intangible assets that are amortized will be reviewed for impairment annually and on an interim basis. Any portion of the purchase price allocated to in-process research and development was charged to expenses upon the closing of the transaction.

The following unaudited pro forma condensed combined consolidated statements of operations for the nine-month period and quarter ended September 30, 2002 give effect to the transaction as if it had occurred on January 1, 2002 and combine the historical statements of operations of ParthusCeva and Parthus for those periods. The following unaudited pro forma condensed combined consolidated statement of operations for the year ended December 30, 2001 give effect to the transaction as if it had occurred on January 1, 2001 and combines the historical statements of operations of ParthusCeva and Parthus for that period. Integration costs are not included.

This pro forma information should be read in conjunction with the consolidated historical financial statements (including the notes thereto) of ParthusCeva and of Parthus included in the Registration Statement on Form S-1 of ParthusCeva filed with the Securities and Exchange Commission on October 30, 2002 (Registration number 333-97353), as well as the consolidated historical financial statements (including the notes thereto) of ParthusCeva contained in a Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on the date hereof and the consolidated historical financial statements (including the notes thereto) of Parthus filed as an exhibit to this Report on Form 8-K.

Unaudited pro forma condensed combined consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the transaction occurred as of the dates or at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma condensed combined consolidated financial statements are based upon the respective historical financial statements of ParthusCeva and Parthus and do not incorporate, nor do they assume, any benefits from cost savings or synergies of the combined company. The pro forma adjustments are based on available financial information and certain estimates and assumptions that ParthusCeva believes are reasonable and that are set forth in the notes below.

PARTHUSCEVA, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS
For the three months ended September 30, 2002
(U.S. Dollars in Thousands Except Per Share Data)

	ParthusCeva, Inc.	Parthus Technologies Plc	Pro forma adjustments	References	ParthusCeva pro forma combined
Revenues
Licensing and royalty	$3,921	$8,625	$—		$12,546
Other Revenue	931	919	—		1,850

Total Revenues	4,852	9,544	—		14,396

Cost of revenues	322	1,797	—		2,119

Gross margin	4,530	7,747	—		12,277

Operating expenses
Research and development	1,408	4,937	—		6,345
Sales and marketing	734	1,845	—		2,579
General and administration	1,013	1,321	—		2,334
Amortization of other intangible assets	—	340	(56)	L, M	284
Non-cash stock compensation expense	—	525	5	N	530
ParthusCeva merger costs	—	4,182	(4,182)	Q	—
Restructuring charge	—	3,788	—		3,788

Total operating expenses	3,155	16,938	(4,233)		15,860

Income (loss) from operations	1,375	(9,191)	(4,233)		(3,583)
Interest and similar income, net	25	491	—		516
Foreign exchange gain/(loss)	—	12	—		12

Income (loss) before tax	1,400	(8,688)	(4,233)		(3,055)
Taxes on income	(419)	—	—		(419)

Net income (loss)	$981	$(8,688)	$(4,233)		$(3,474)

Basic and diluted net loss per share					$(0.193)
Weighted average number of shares of Common Stock in computation of basic and diluted loss per share (in thousands)					18,041

PARTHUSCEVA, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS
For the nine months ended September 30, 2002
(U.S. Dollars in Thousands Except Per Share Data)

	ParthusCeva, Inc.	Parthus Technologies Plc	Pro forma adjustments	References	ParthusCeva pro forma combined
Revenues
Licensing and royalty	$10,916	$27,391	$—		$38,307
Other revenue	2,618	3,644	—		6,262

Total Revenues	13,534	31,035	—		44,569
Cost of revenues	938	6,441	—		7,379

Gross margin	12,596	24,594	—		37,190

Operating expenses
Research and development	4,624	17,642	—		22,266
Sales and marketing	2,228	6,263	—		8,491
General and administration	2,367	4,318	—		6,685
Amortization of other intangible assets	—	1,020	(168)	L, M	852
Non-cash stock compensation expense	—	1,575	14	N	1,589
Loss on disposal of facility	—	213	—		213
ParthusCeva merger costs	—	5,645	(5,645)	Q	—
Restructuring charge	—	3,788	—		3,788

Total operating expenses	9,219	40,464	(5,799)		43,884

Income (loss) from operations	3,377	(15,870)	(5,799)		(6,694)
Interest and similar income, net	75	1,828	—		1,903
Foreign exchange gain/(loss)	—	(203)	—		(203)

Income (loss)before tax	3,452	(14,245)	(5,799)		(4,994)
Taxes on income	(961)	—	—		(961)

Net income (loss)	$2,491	$(14,245)	$(5,799)		$(5,955)

Basic and diluted net loss per share					$(0.330)
Weighted average number of shares of Common Stock in computation of basic and diluted loss per share (in thousands)					18,041

PARTHUSCEVA, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS
For the year ended December 31, 2001
(U.S. Dollars in Thousands Except Per Share Data)

	ParthusCeva, Inc.	Parthus Technologies Plc	Pro forma adjustments	References	ParthusCeva pro forma combined
Revenues	$25,244	$40,919	$—		66,163
Licensing and royalty
Other revenue

Total Revenues
Cost of revenues	1,251	12,064	—		13,315

Gross margin	23,993	28,855	—		52,848

Operating expenses
Research and development	5,095	28,578	—		33,673
Sales and marketing	2,911	10,857	—		13,768
General and administration	2,839	7,171	—		10,010
Amortization of other intangible assets		9,195	(8,059)	L, M	1,136
In-process research and development		10,895	—		10,895
Non-cash stock compensation expense		1,806	19	N	1,825
Restructuring charge		765	—		765

Total operating expenses	10,845	69,267	(8,040)		72,072

Income (loss) from operations	13,148	(40,412)	(8,040)		(19,224)
Interest and similar income, net	462	6,053	—		6,515
Foreign exchange gain/(loss)

Income (loss) before tax	13,610	(34,359)	(8,040)		(12,709)
Taxes on income	3,255	300	—		3,555

Net income (loss)	$10,355	$(34,659)	$(8,040)		$16,264

Basic and diluted net loss per share					$(0.902)
Weighted average number of shares of Common Stock in computation of basic and diluted loss per share (in thousands)					18,041

PARTHUSCEVA, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF
OPERATIONS EXCLUDING AMORTIZATION, MERGER COSTS, RESTRUCTURING CHARGES AND
NON-CASH COMPENSATION COSTS
(U.S. Dollars in Thousands Except Per Share Data)

	ParthusCeva, Inc.	Parthus Technologies Plc	ParthusCeva Combined	ParthusCeva Combined
	Three months Ended Sept 30 2002	Three months Ended Sept 30 2002	Three months Ended Sept 30 2002	Nine months Ended Sept 30 2002
Revenues
Licensing and royalty	$3,921	$8,625	$12,546	$38,307
Other revenue	931	919	1,850	6,262
Total Revenues	4,852	9,544	14,396	44,569

Cost of revenues	322	1,797	2,119	7,379

Gross margin	4,530	7,747	12,277	37,190
Operating expenses
Research and development	1,408	4,937	6,345	22,266
Sales and marketing	734	1,845	2,579	8,491
General and administration	1,013	1,321	2,334	6,685
Loss on disposal of facility	—	—	—	213
Total operating expenses	3,155	8,103	11,258	37,655
Adjusted income (loss) from operations	1,375	(356)	1,019	(465)
Interest and similar income, net	25	491	516	1,903
Foreign exchange gain/(loss)	—	12	12	(203)
Income before tax	1,400	147	1,547	1,235
Taxes on Income	(419)	—	(419)	(961)
Adjusted net income	$981	$147	$1,128	$274
Adjusted basic and diluted net loss per share			$0.063	$0.015
Weighted average number of shares of Common Stock in computation of basic and diluted loss per share (in thousands)			18,041	18,041

The above pro forma condensed combined consolidated statements of operations have been adjusted to exclude the following items:

Net income (loss)	$981	$(8,688)	$(3,474)	$(5,955)
Adjustments
Amortization of other intangible assets	—	340	284	852
Amortization of non-cash stock compensation	—	525	530	1,589
ParthusCeva merger costs	—	4,182	—	—
Restructuring charge	—	3,788	3,788	3,788

Adjusted net income	$981	$147	$1,128	$274

PARTHUSCEVA, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
As of September 30, 2002
(U.S. Dollars in Thousands)

	ParthusCeva, Inc.	Parthus Technologies Plc	Combined adjustments	References	ParthusCeva Combined
ASSETS
Current Assets:
Cash and cash equivalents	$—	$108,271	$(22,921)	A, B, G, H	$85,350
Trade receivables, net	8,182	6,022	—		14,204
Prepayments and other current assets	3,104	3,851	(1,079)	G	5,876
Deferred income tax	240	—	—		240
Inventories	60	341	—		401

Total current assets	11,586	118,485	(24,000)		106,071

Severance pay fund	1,234	—	—		1,234
Property and equipment, net	2,336	6,264	—		8,600
Investments	—	4,500	—		4,500
Goodwill	—	63,579	(33,772)	C, E	29,807
Other assets	167	—	—		167
Other intangible assets		3,412	2,269	D, F	5,681

Total Assets	$15,323	$196,240	$(55,503)		$156,060

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Trade payables	935	4,619	—		5,554
Accrued expenses and other payables	1,817	15,843	—		17,660
Related party-DSP Group Inc.	—	—	7,452	O	7,452
Income taxes payable	1,201	1,684	—		2,885
Deferred revenues	245	2,456	—		2,701

Total current liabilities	4,198	24,602	7,452		36,252
Accrued severance pay	1,257	—	—		1,257

Total liabilities	5,455	24,602	7,452		37,509
Parent company investment	9,848	—	(9,848)	O, P	—
Stockholders’ equity	20	171,638	(53,107)	B, G, H, I, J, K, P	118,551

Total Liabilities and Stockholders’ Equity	$15,323	$196,240	$(55,503)		$156,060

1.    BASIS OF PRO FORMA PRESENTATION

On November 1, 2002, ParthusCeva, Inc. (formerly called Ceva, Inc.) (“ParthusCeva” or “the Company”) acquired 100 percent of the outstanding share capital of Parthus Technologies plc (“Parthus”), an Irish company, in consideration of the issuance of shares of ParthusCeva’s common stock equal to 49.9% of the aggregate number of shares of ParthusCeva’s common stock outstanding immediately after the acquisition.

The total consideration for the acquisition was approximately $94.3 million (including $8 million of costs related to the acquisition), which was financed by the issuance of 9,004,100 shares of common stock of the Company. The transaction has been accounted for using the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based upon their fair values at the date the acquisition was completed.

        Because ParthusCeva had no shares traded in a public market on the date the acquisition closed, the value of the consideration given was not objectively evidenced. Accordingly, it was determined, based upon related authoritative guidance, to use the closing share price of Parthus’ American Depositary Shares (ADSs) on the NASDAQ National Market on October 31, 2002, the day before the closing of the acquisition, as the best estimate for the value of ParthusCeva’s common stock to be issued, as the value of

ParthusCeva’ s common stock to be issued was expected to approximate the value of the purchased Parthus securities.

The number of shares issued upon closing of the combination was calculated as follows:

Number of shares of ParthusCeva’s common stock outstanding immediately following the separation from DSP Group	9,041,851	(X)
Percentage of ParthusCeva’s common stock to be held by former DSP Group’s stockholders post-combination	50.1%
Total number of shares of ParthusCeva’s common stock outstanding post-combination	18,040,738	(Y)
Number of shares issued to former Parthus shareholders (constituting approximately 49.9% of ParthusCeva’s common stock post-combination, excluding fractional shares not issued):	8,998,887	(Y-X)

The Parthus options assumed by ParthusCeva have been valued herein by applying the Black-Scholes valuation model to the Parthus options in accordance with FASB Interpretation No. 44 (“FIN 44”), “Accounting for Certain Transactions Involving Stock Compensation—an Interpretation of APB 25.” The calculations were made using the following assumptions: (i) valuation date is October 31, 2002, (ii) market share price is $1.359, which represents the fair value of the Parthus ADSs (based on the closing price in October 31, 2002), after giving effect to the $60 million cash capital repayment by Parthus to its shareholders, (iii) risk-free interest rate is 2%, (iv) volatility is 60%, (v) time to expiration is 5 years and (vi) annual dividend rate is 0%. The calculations were made after taking into consideration the repricing of certain Parthus options and changes made as a result of Parthus’ $60 million cash repayment of capital to the Parthus shareholders. The intrinsic value of unvested options of Parthus has been allocated to deferred compensation. Such deferred compensation was deducted from the fair value of the awards in determining the amount of the purchase price. The final amount of deferred compensation was determined on the closing date based on the closing price of Parthus’ ADSs on October 31, 2002 (after giving effect to the Parthus repayment of capital). The calculation of the deferred compensation amounting to $37,000 was based on the number of Parthus unvested options outstanding multiplied by the intrinsic value, which is the difference between the market price on October 31, 2002 of $1.359 (giving effect to the $60 million cash capital repayment by Parthus to its shareholders) and the various exercise prices. This deferred compensation was deducted from the fair value of the awards in determining the amount of the purchase price.

The purchase consideration is estimated as follows (U.S. Dollars in thousands):

Common Stock(1)	$80,940
Assumption of Parthus options	5,410
Less deferred compensation	(37)
Estimated transaction expenses	8,000

Total consideration(2)	$94,313

(1) The value of the 8,998,887 shares of ParthusCeva’s common stock issued upon the consummation of the acquisition was calculated based on the market price of Parthus’ ADSs on October 31, 2002, after taking into consideration the repayment of capital by Parthus to its shareholders in the amount of $60 million, as follows (U.S. Dollars in thousands, except share and per share data):

Number of Parthus’ ADSs outstanding*	59,468
Price per ADS	$2.37
Total value of Parthus’ ADSs	$140,940
Less—Repayment of capital	$(60,000)

Net value	$80,940

*  Assuming all ordinary shares were held in the form of ADSs

(2)  The preliminary purchase price allocation, which is subject to change based on ParthusCeva’s final analysis, is as follows (U.S. Dollars in thousands):

Tangible assets acquired	$69,249
Intangible assets acquired:
Patents and other intangible assets	5,681
Goodwill	29,807
In-process research and development	14,178
Liabilities assumed	(24,602)

Total consideration	$94,313

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill arising from acquisitions would not be amortized. In lieu of amortization, ParthusCeva is required to perform an annual and interim impairment review. If ParthusCeva determines, through the impairment review process, that goodwill has been impaired, it will record the impairment charge in its statement of operations. ParthusCeva will also assess the impairment of goodwill whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

2.    PRO FORMA ADJUSTMENTS

The amount of the excess cost attributable to in-process research and development of Parthus is estimated to be approximately $11.3 million. This amount will be recorded as a separate line item, “In-process research and development write-off’, during the fourth quarter of 2002. These expenses have not been included in the pro forma condensed combined consolidated statements of operations, as they do not represent a continuing expense.

Adjustments included in the pro forma condensed combined consolidated balance sheet and statements of operations are summarized as follows:

(A)  Distribution of $60 million cash to Parthus’ shareholders by means of a repayment of capital prior to the acquisition.

(B)  Additional cash investment of $44 million by DSP Group prior to the acquisition (representing DSP Group’s contribution of cash equal to $40 million, plus the amount by which transaction expenses have been estimated to exceed $2 million).

(C)  Valuation of Parthus’ intangible assets allocated to goodwill of $29.8 million.

(D)  Valuation of Parthus’ intangible assets allocated to patents of $5.7 million.

(E)  Elimination of Parthus’ goodwill from previous acquisitions of $63.6 million.

(F)  Elimination of Parthus’ patents from previous acquisitions of $3.4 million.

(G)  Transaction costs paid by ParthusCeva of $8 million, out of which $1 million were already paid as of September 30, 2002 and included in prepaid expenses.

(H)  Transaction costs incurred by Parthus of $5.6 million.

(I)  Elimination of Parthus’ shareholders’ equity accounts of $172 million.

(J)  Shares and options issued by ParthusCeva upon the acquisition, valued at $94.3 million.

(K)  Write-off of estimated acquired in-process research and development of $14.2 million.

(L)  Elimination of goodwill and patents amortization recorded in Parthus from previous acquisitions of $340,000 for the quarter ended September 30, 2002, $1,020,000 for the nine-month period ended September 30, 2002, and $9.2 million for the year ended December 31, 2001.

(M)  Amortization of patents (amortized over 5 years) of $284,000 for the quarter ended September 30, 2002, $852,000 for the nine-month period ended September 30, 2002 and $1.1 million for the year ended December 31, 2001.

(N)  Amortization of deferred stock compensation arising from Parthus share options of $5,000 for the quarter ended September 30, 2002, $14,000 for the nine-month period ended September 30, 2002, and $19,000 for the year ended December 31, 2001.

(O)  Conversion of DSP Group’s investment account in ParthusCeva into an inter-company account of approximately $7.5 million between ParthusCeva and DSP Group. This amount was settled between the parties under the terms of the separation agreement between the Company and DSP Group, whereby DSP Group has retained all rights to ParthusCeva’s accounts receivable existing on the date of the separation and has also retained certain of ParthusCeva’s current liabilities existing on the date of separation.

(P)  Conversion of DSP Group’s investment account in ParthusCeva into stockholders’ equity, consisting of the value of property, equipment and inventory assigned by DSP Group upon consummation of the combination of $2.4 million.

(Q)  Elimination of combination costs paid by Parthus.

The pro forma combined stockholders’ equity, after appropriate reclassifications, comprises the following (U.S. Dollars in thousands):

Common stock, $0.00l par value	$18
Additional paid in capital	135,784
Deferred compensation	(37)
Accumulated deficit	(17,214)

Total stockholders’ equity	$118,551

Shares used in the pro forma net loss per share calculation reflect approximately 18.0 million shares of Common Stock of ParthusCeva as if they had been outstanding from January 1, 2001. Pro forma weighted average number of shares used in computing basic and diluted net loss per share excludes employee stock options outstanding in each period because they are anti-dilutive.